As filed with the Securities and Exchange Commission on February 24, 2004.
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rockwell Automation, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 777 East Wisconsin Avenue Suite 1400 Milwaukee, Wisconsin (Address of Principal Executive Offices)	25-1797617 (I.R.S. Employer Identification Number) 53202 (Zip Code)

Rockwell Automation, Inc. 2000 Long-Term Incentives Plan (Full title of the plan)

WILLIAM J. CALISE, JR., ESQ.
Senior Vice President, General Counsel and Secretary
Rockwell Automation, Inc.
777 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202
(Name and address of agent for service)
(414) 212-5200
(Telephone number, including area code, of agent for service)

Copy to: PETER R. KOLYER, ESQ. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $1 per share (including the associated Preferred Share Purchase Rights)	8,000,000 shares	$30.07	$240,560,000	$30,479

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may become issuable as the result of any stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange–Composite Transactions on February 23, 2004 of $30.07.

                 Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus related to this registration statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-38444 and 333-17055).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 (Registration No. 333-38444) filed by Rockwell Automation, Inc. (then named Rockwell International Corporation) on June 2, 2000 relating to the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan (the “Plan”), except as expressly modified herein.

On February 4, 2004, the shareowners of Rockwell Automation, Inc. approved certain amendments to the Plan previously adopted by the Board of Directors of Rockwell Automation, Inc., subject to shareowner approval, which, among other things, increased by 8,000,000 shares the number of shares of Common Stock, par value $1 per share, of Rockwell Automation, Inc. available for delivery under the Plan. This registration statement registers such 8,000,000 additional shares of Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

                The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Rockwell Automation, Inc. (“Rockwell Automation”) for the year ended September 30, 2003;

(b)	Quarterly Report on Form 10-Q of Rockwell Automation for the quarter ended December 31, 2003;

(c)	Current Report on Form 8-K of Rockwell Automation dated January 15, 2004;

(d)	Current Report on Form 8-K of Rockwell Automation dated January 28, 2004; and

(e)	The description of Rockwell Automation’s Common Stock, par value $1 per share, and Rockwell Automation’s Preferred Share Purchase Rights, which is incorporated in Rockwell Automation’s Registration Statement on Form 8-A dated October 30, 1996 by reference to the material under the caption “Description of New Rockwell Capital Stock” on pages 105-115 of Rockwell Automation’s Proxy Statement-Prospectus dated October 29, 1996, constituting a part of Rockwell Automation’s Registration Statement on Form S-4 (Registration No. 333-14969).

                All documents subsequently filed by Rockwell Automation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

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Item 8.    Exhibits.

4-a	—	Restated Certificate of Incorporation of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is hereby incorporated by reference.

4-b	—	By-Laws of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, is hereby incorporated by reference.
4-c	—	Rights Agreement dated as of November 30, 1996 between Rockwell Automation and Mellon Investor Services LLC (formerly named ChaseMellon Shareholder Services, L.L.C.), as rights agent, filed as Exhibit 4-c to Registration Statement No. 333-17031, is hereby incorporated by reference.

4-d	—	Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.
5	—	Opinion of William J. Calise, Jr., Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, as to the legality of any newly issued Common Stock covered by this registration statement.

15	—	Letter of Deloitte & Touche LLP regarding Unaudited Financial Information.
23-a	—	Consent of Deloitte & Touche LLP, independent auditors.
23-b	—	Consent of William J. Calise, Jr., Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, contained in his opinion filed as Exhibit 5 to this registration statement.
23-c	—	Consent of Chadbourne & Parke LLP.
24	—	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell Automation.

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SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 23rd day of February, 2004.

ROCKWELL AUTOMATION, INC.
By	/s/ William J. Calise, Jr. (William J. Calise, Jr., Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 23rd day of February, 2004 by the following persons in the capacities indicated:

Signature	Title
KEITH D. NOSBUSCH*	President and Chief Executive Officer (principal executive officer) and a Director
BETTY C. ALEWINE*	Director
DON H. DAVIS, JR.*	Chairman of the Board and a Director
WILLIAM H. GRAY, III*	Director
VERNE G. ISTOCK*	Director
WILLIAM T. MCCORMICK, JR.*	Director
BRUCE M. ROCKWELL*	Director
DAVID B. SPEER*	Director
JOSEPH F. TOOT, JR.*	Director
KENNETH F. YONTZ*	Director
JAMES V. GELLY*	Senior Vice President and Chief Financial Officer (principal financial officer)
DAVID M. DORGAN*	Vice President and Controller (principal accounting officer)

*	By	/s/ William J. Calise, Jr. (William J. Calise, Jr., Attorney-in-fact)**
**	By authority of the powers of attorney filed herewith.

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EXHIBIT INDEX

Exhibit Number		Page
4-a	Restated Certificate of Incorporation of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is hereby incorporated by reference.

4-b	By-Laws of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, is hereby incorporated by reference.
4-c	Rights Agreement dated as of November 30, 1996 between Rockwell Automation and Mellon Investor Services LLC (formerly named ChaseMellon Shareholder Services, L.L.C.), as rights agent, filed as Exhibit 4-c to Registration Statement No. 333-17031, is hereby incorporated by reference.

4-d	Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.
5	Opinion of William J. Calise, Jr., Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, as to the legality of any newly issued Common Stock covered by this registration statement.

15	Letter of Deloitte & Touche LLP regarding Unaudited Financial Information.
23-a	Consent of Deloitte & Touche LLP, independent auditors.
23-b	Consent of William J. Calise, Jr., Esq., Senior Vice President, General Counsel and Secretary of Rockwell Automation, contained in his opinion filed as Exhibit 5 to this registration statement.
23-c	Consent of Chadbourne & Parke LLP.
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell Automation.